NEWS RELEASE

CONTACT:      Kenneth J. Wagner, SVP Investor Relations
              Provident Financial Services, Inc.
              (201) 915-5344

FOR RELEASE:  7:45 A.M. Eastern Time: April 24, 2008


                       PROVIDENT FINANCIAL SERVICES, INC.
                      ANNOUNCES 2008 ANNUAL MEETING RESULTS


JERSEY CITY, NJ, April 24, 2008 ---/ PRNewswire-First Call/- Provident Financial Services, Inc. (NYSE: PFS) ("Provident") held its 2008 Annual Meeting of Stockholders on Wednesday, April 23, 2008, at 10:00 a.m. local time, at the Sheraton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

At the Annual Meeting, Laura L. Brooks, Carlos Hernandez, William T. Jackson, Katharine Laud and Arthur McConnell were elected to the Board of Directors, each for a three-year term. Provident's stockholders also approved the 2008 Long-Term Equity Incentive Plan and ratified the appointment of KPMG LLP as Provident's independent registered public accounting firm for the year ending December 31, 2008.

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products. At March 31, 2008, the Bank operated 84 full service branches throughout northern and central New Jersey.